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KPMG
1000 Walnut, Suite 1600
P.O. Box 13127                                  Telephone 816 474 6480
Kansas City, MO 64199                           Fax 816 556 9652


                                                              Exhibit 23.2


                        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Boards of Directors
Lab Holdings, Inc. and LabOne, Inc.
Shawnee Mission, Kansas:


We consent to the incorporation by reference in Amendment No. 4 to the Registration Statement on Form S-4 of Lab Holdings, Inc. of our report dated June 30, 1999, relating to the consolidated balance sheets of Lab Holdings, Inc. as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholder's equity, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1998, and all related schedules, which report appears in Amendment No. 4 to the Lab Holdings, Inc. annual report on Form 10-K/A of Lab Holdings, Inc. for the year ended December 31, 1998.



We consent to the incorporation into Amendment No. 4 to the Registration Statement on Form S-4 of Lab Holdings, Inc. of our report dated June 30, 1999, relating to the consolidated balance sheets of LabOne, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of earnings, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and
Schedule II thereto.


We also consent to the reference to our firm in the Prospectus/Joint Proxy Statement of the Registration Statement under the Caption "Experts."

                                                       S/KPMG LLP


KPMG LLP
Kansas City, Missouri
July 2, 1999


KPMG LLP. KPMG LLP, a U.S. limited liability partnership, is a member of KPMG Intenational, a Swiss association.